Recasted BHGE supplemental disclosure

($ in millions)

Orders	TY'16	1Q'17	2Q'17	3Q'17	4Q'17	TY'17
Oilfield Services	$10,242	$2,397	$2,530	$2,734	$2,765	$10,426
Oilfield Equipment	2,218	476	797	760	515	2,548
Turbomachinery & Process Solutions	5,851	1,314	1,556	1,334	1,728	5,932
Digital Solutions	2,588	631	674	918	694	2,916
Total BHGE	**$20,899**	**$4,817**	**$5,557**	**$5,745**	**$5,701**	**$21,821**

Revenue	TY'16	1Q'17	2Q'17	3Q'17	4Q'17	TY'17
Oilfield Services	$10,181	$2,390	$2,529	$2,661	$2,781	$10,361
Oilfield Equipment	3,541	716	681	613	650	2,661
Turbomachinery & Process Solutions	6,668	1,644	1,586	1,414	1,651	6,295
Digital Solutions	2,526	573	620	614	717	2,524
Total BHGE	**$22,915**	**$5,324**	**$5,416**	**$5,301**	**$5,799**	**$21,841**

BAKER HUGHES
a GE company

Recasted BHGE supplemental disclosure

($ in millions)

Operating Income	TY'16	1Q'17	2Q'17	3Q'17	4Q'17	TY'17
Oilfield Services	$(765)	$76	$26	$88	$102	$292
Oilfield Equipment	305	50	17	(41)	(1)	26
Turbomachinery & Process Solutions	1,058	252	122	134	157	665
Digital Solutions	325	63	62	77	118	320
Total BHGE	**$924**	**$442**	**$227**	**$258**	**$376**	**$1,302**
Corporate	$(515)	$(158)	$(107)	$(88)	$(92)	$(446)
Merger, impairment, restructuring & other	$(1,876)	$(244)	$(264)	$(363)	$(395)	$(1,265)
Operating Income[a)]	**$(1,467)**	**$39**	**$(145)**	**$(193)**	**$(111)**	**$(409)**
Adjusted Operating Income[b)]	**$409**	**$283**	**$119**	**$170**	**$284**	**$856**

BAKER HUGHES a GE company

(a- excludes non-operating income & losses

(b- Adjusted Operating Income is a non-GAAP measure. Defined as Operating Income excluding "Merger, impairment, restructuring & other"